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                                                           Exhibit 99.(b)(10)(a)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 22, 2005


American Equity Investment Life Insurance Company
5000 Westown Parkway, Suite 400
West Des Moines, Iowa 50266

       Re:   American Equity Life Annuity Account
             (File No. 333-46593)
             ------------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for American Equity Life Annuity Account (File No. 333-46593). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Sincerely,

                                     SUTHERLAND ASBILL & BRENNAN LLP


                                     By: /s/ Stephen E. Roth
                                         -------------------
                                             Stephen E. Roth